                                                                    Exhibit 10.3
                        REGISTRY DEVELOPMENT AGREEMENT

     THIS AGREEMENT is entered into on February 3, 1997 (the "Effective Date"), by and between SUMMIT MEDICAL SYSTEMS, INC., a Minnesota corporation whose principal office is located at 10900 Red Circle Drive, Suite 100, Minnetonka, Minnesota 55434-1906 ("Summit") and ELI LILLY AND COMPANY, an Indiana corporation whose principal office is located at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly").

                                   RECITALS

     A. Summit designs, develops and markets clinical outcomes database software products and collects, aggregates, reports and manages national database programs for providers, manufacturers and medical societies within the healthcare industry.

     B. Lilly is a research-based corporation that develops, manufactures and/or markets pharmaceuticals.

     C. Summit desires to develop, manage and provide ongoing support for an atherosclerosis revascularization therapies outcomes registry ("ART Registry"), more fully described below, which will supply health care providers with clinical data and which will supply Lilly with timely information, data analysis and reporting regarding interventional cardiology procedures and outcomes.

     D. Lilly desires to sponsor the development of a ReoPro/(R)/ outcomes database ("ROD") as part of the ART Registry, and Summit so agrees, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS

     For purposes of this Agreement, the following words, terms and phrases shall have the following meanings:

     1.1  "Adverse Event" means any serious and unexpected event possibly
                                -----------
related to the use of ReoPro and reportable under 21 CFR (S) 314.

     1.2 "Advisory Team" means a panel of up to ten (10) physicians, nurses and/or payor representatives selected by Lilly, who will meet periodically during the term of this Agreement to advise the parties on issues related to the development of ROD and its functionality.

     1.3 "ART Registry" means the compilation of data related to interventional cardiology, including certain portions of the ReoPro Outcomes Database, Summit Software and other data collected by Summit from third parties during the Pilot Project.

     1.4 "Development Schedule" means the Development Schedule attached hereto as Exhibit A.
   ---------

     1.5 "Participant" means any end-user licensee of the Summit Software pursuant to a Participant Agreement, who is participating in the Pilot Project.

     1.6 "Participant's Data" means a Participant's own specific patient data submitted to ROD.

     1.7 "Participation Agreement" means a written agreement (in a form substantially similar to the agreement attached hereto as Exhibit B) between
                                                          ---------
Summit and a Participant that provides for the licensing of the Summit Software and the Participant's participation in the Pilot Project.

     1.8  "Pilot Project" means the project to design and implement ROD at ten
(10) sites, as more fully described in Section 3 below.

     1.9 "Proprietary Information" means such information which is disclosed by one party to the other orally, electronically, visually or in a document or other tangible form, which is either identified as or should reasonably be understood in the circumstances of its disclosure to be confidential and/or proprietary. Proprietary Information may include the property of third parties.

     1.10 "ReoPro Outcomes Database" or "ROD" means the outcomes database developed through the Pilot Project that contains specific data elements related to ReoPro and its use in a clinical setting and other data pertaining to interventional cardiology procedures of a Participant whether or not ReoPro was administered.

     1.11 "Reports" means all reports distributed or made available to Lilly by Summit, which consist of data and analysis of data from the ART Registry and ROD.

     1.12 "Summit Databases" means any and all databases developed by or for Summit prior to, during or after the term of this Agreement, excluding ROD.

     1.13 "Summit Software" means all software, algorithms, interfaces, documentation and other materials created by Summit or its affiliated companies prior to the Effective Date or pursuant to this Agreement, which will be used to collect, aggregate and harvest Participant's Data, including, but not limited to, the Crescendo! software product that is proprietary to Summit.

     1.14 "Web Site" means a specific location(s) on the World Wide Web that Participants and the parties will be able to access in order to participate in the Pilot Project.

     2.   DEVELOPMENT OF ROD

     2.1  Purpose.  ROD will be designed to accomplish the following three major
          -------
objectives: (a) provide a neutral, respected outcomes database that offers timely information, comprehensive data analysis and timely reports to Participants and Lilly about interventional cardiology procedures and outcomes with a focus on the clinical use of ReoPro in a clinical setting; and (b) provide a flexible system that permits Participant's Data to be entered through the Web Site on-line either manually or through a download from other standard data collection systems of a Participant, such as hemodynamic equipment.

     2.2  Development of ROD and Summit Software.  Summit will create ROD as a
          --------------------------------------
sub-database of the ART Registry and any Summit Software necessary to implement ROD at the Participants' sites. Lilly and the Advisory Team shall identify the specific data elements required to be included in ROD and Summit shall ensure the proper systems are in place to permit the collection and processing of those data elements. Changes to data elements of ROD during the Pilot Project shall be made only upon the mutual agreement of Lilly and Summit, which agreement shall not be unreasonably withheld by either party. Summit will develop the Summit Software as required hereunder to enable the Participants to input Participant's Data into ROD.

     2.3  Development of Web Site.  Summit will create, with design input from
          -----------------------
Lilly and the Advisory Team, the Web Site. The Web Site will be stored at Summit's facilities and Summit shall establish and register its domain name. Summit shall own all right, title and interest, including copyrights, in and to the Web Site.

     2.4  Collection and Security of Participant's Data.  Collection of the
          ---------------------------------------------
Participant's Data to be included in ROD from Participants will be done on-line through the Web Site, using the Summit Software. Summit will use commercially reasonably efforts to ensure the confidentiality of all data collected through the Web Site by use of digital signatures and encryption software. Summit will maintain ROD at its facilities, and will use commercially reasonably efforts to ensure that ROD is held at the C2 security level required for all secure government systems. The parties acknowledge that the level of security Summit can implement may be restricted by applicable export restrictions of the United States.

     2.5  Data Harvests and Reports.  The data contained in ROD will be
          -------------------------
harvested on a monthly basis and analyzed by Summit to produce the Reports, which will be distributed in a timely manner to Lilly, but at least monthly.
                                                              -----
Summit and Lilly will define, with assistance from the Advisory Team as described herein, the format, layout and required content for the Reports.
Lilly and the Advisory Team will work with Summit to identify the specific data and required analysis to be included in the Reports. In addition, at Lilly's request, Summit will prepare or have prepared any special reports containing multi-variable regression data analysis or other advanced analysis and reporting not provided for in the Reports ("Special Reports"). Special Reports may be prepared at additional expense to Lilly, charged at Summit's then current fees. All Lilly Reports shall be provided in a non-editable format, such as Adobe Acrobat, as well as in Word for Windows format. Additionally, for audit and documentation purposes, Summit shall be able to demonstrate how any analysis was produced and the source of the information contained in that analysis (e.g., source datasets and programs used to produce the analysis); provided however,
                                                            ----------------
Summit shall not be required to provide any proprietary information of a third party (e.g. proprietary algorithms). Summit must be able to demonstrate that reporting programs have undergone testing to ensure accurate output from the programs. Other reports pertinent to Participants' sites will be generated for Participants, as provided in the Participation Agreement. Standard reports, those which do not fall within the above definition of a Special Report, shall be prepared for Participants on a monthly basis at no additional cost to Lilly or Participants. Special Reports requested by Participants shall be prepared only upon approval by Lilly and at the expense of the requesting Participant.

     2.6  Adverse Event Reporting.  Summit will design ROD to include an Adverse
          -----------------------
Event reporting system reasonably acceptable to Lilly, that provides Lilly notification of Adverse Events related to ReoPro within forty-eight (48) hours after such event is entered in ROD by a Participant. Summit shall contractually obligate through the Participation Agreement and train the Participants to immediately report to Summit all Adverse Events including, without limitation,
(i) those which involve Subject deaths, (ii) those which involve non-elective hospitalization or extension of hospitalization of Subjects, (iii) those which are life threatening, (iv) those which are permanently disabling, (v) a congenital abnormality, (vi) cancer, and (vii) a drug overdose. Summit shall capture such Adverse Events as part of ROD. Additionally, Summit shall notify Lilly of any and all Adverse Events which meet the referenced criteria above, by
(1) telephone, immediately upon first receiving notification; and (2) facsimile, including all relevant available data, within forty-eight (48) hours of first receiving notification. Notwithstanding the foregoing, this reporting system will not, and is not intended to, be a substitute for any required reporting of Adverse Events to governmental agencies by Lilly or the Participants, and Summit shall not assume any such responsibility on behalf of Lilly or any third party by including the reporting system in ROD.

     2.7  Use of Names and Trademarks.  Neither party shall use the names and/or
          ---------------------------
trademarks of the other party for any purpose, including, without limitation, advertising, press releases, or third party communication, without prior written approval, unless otherwise agreed in writing. Summit shall be entitled to identify Lilly as a client in client lists.

     3.   PILOT PROJECT

     3.1  Scope.  The Pilot Project will provide for the development and
          -----
implementation of ROD in accordance with the Development Schedule. A total of ten (10) Participants located in the U.S. will be involved in the Pilot Project. All Participants in the Pilot Project will be selected by mutual agreement of Summit and Lilly, with input from the Advisory Team.

     3.2  Duration.  The Pilot Project will begin on the Effective Date and
          --------
shall continue until (****) of ROD data from ten (10) Participants, whichever is later. Notwithstanding the duration of the Pilot Project, the parties shall meet during 1997 to evaluate the possible expansion and/or continuation of ROD beyond the term of this Agreement, under separate terms and conditions to be agreed upon.

     3.3  Fees.  As compensation for the Pilot Project, Lilly shall pay to
          ----
Summit a total fee, including, without limitation, out-of-pocket and travel
                    ---------
expenses (except as otherwise expressly provided herein), of Four Hundred Thousand Dollars ($400,000.00) in accordance with the payment schedule attached hereto as Exhibit C.
          ---------

     4.   USE OF DATA AND OWNERSHIP

     4.1  Ownership of Databases.  Summit shall own all right, title and
          ----------------------
interest, including the copyrights, in and to the ART Registry, except that portion related to ROD. Subject to the license granted to Summit in Section 4.2 below, Lilly shall own all right, title and interest, including copyrights, in and to ROD.

     4.2  Use of Certain ROD Data by Summit.  Lilly hereby grants to Summit a
          ---------------------------------
perpetual, nonexclusive royalty-free worldwide license to use, copy, distribute and publicly display the non-ReoPro-specific data contained within ROD into the ART Registry and any other Summit Databases at Summit's discretion. Upon completion of the design of ROD during the Pilot Project, the parties shall negotiate in good faith which, if any, data elements of ROD are ReoPro-specific and, therefore, not subject to the foregoing license.

     4.3  Publication Rights.  Summit and its affiliated companies shall have no
          ------------------
right to publish the findings related to ReoPro and its use that result from ROD, without the prior written permission of Lilly.

**** Confidential Treatment Requested

     5.   ADDITIONAL RESPONSIBILITIES OF SUMMIT

     5.1  Licensing and Installation of Summit Software.  For the Participants
          ---------------------------------------------
in the Pilot Project, Summit shall, at no charge to the Participant, (a) license the Summit Software to such Participants for their use in accordance with the terms of the applicable Participation Agreement, and (b) install the Summit Software at such Participants' locations.

     5.2  Participation Agreements.  Upon initial agreement between Lilly and
          ------------------------
Summit concerning the identity of the Participants, Summit shall enter into a written Participation Agreement with each site which is substantially similar in content to the template agreement attached hereto as Exhibit D.
                                                     ---------

     5.3  Training.  During the Pilot Project, Summit shall provide, at no cost
          --------
to a Participant, training in the use of the Registry for designated employees of Participant at one (1) location of such Participant. In addition, Summit shall also provide training in the use of the Registry to designated Lilly representatives at one (1) location mutually selected by Summit and Lilly, at no cost to Lilly except the travel expenses of its representatives. If requested by Lilly, additional training during the Pilot Project will be provided to Participants and to Lilly representatives at the cost of (****) per person trained, plus travel expenses.

     5.4  Ongoing Support.  Summit shall maintain a toll-free number at its
          ---------------
principal place of business for the purpose of servicing Participants and Lilly. Summit will provide dedicated personnel experienced in the operation of ROD and the ART Registry to answer questions regarding its use from 8:00 a.m. until 6:00 p.m. (Central Time) on weekdays, excluding any holidays.

     5.5  Meetings.  If requested by Lilly, Summit shall participate in bi-
          --------
weekly meetings and/or telephone conferences with Lilly to discuss the status, progress and interim results of the Pilot Project.

     5.6  Data Processing Activities by Summit.
          ------------------------------------

          (a) Data Collection and Entry.  Summit shall create ROD and any
              -------------------------
     corresponding entry, editing and processing system ("System") for the Pilot Project in a manner that follows a documented methodology that incorporates the concepts of computer system validation. This methodology should include:

               (1) a system of change control for both software and data;

**** Confidential Treatment Requested

               (2) development of appropriate hardware and software security measures to ensure the integrity and accuracy of the system data and software;

               (3) a testing process that ensures the system's ability to meet the pre-defined system requirements;

               (4) a process for creation of key systems documentation, including:

                   (i)  a system validation plan;
                   (ii) system requirements and specifications listings;
                   (iii)system logical and physical design documents;
                   (iv) system testing documentation and test results;
                   (v) system backup and recovery and business continuity plans;
                   (vi) user's and operator's guides or manuals;
                   (vii)relevant systems training documentation for both
                        software users and systems support personnel;

               (5) a process for retaining the critical systems records and documentation, listed in 5.6(a)(4) above; and

               (6) a review and approval process for systems development activities, system acceptance, and ongoing systems reviews.

     Summit shall not subcontract any aspect of the development of the System without the knowledge and consent of Lilly. Summit shall also allow a review of any and all of the above-mentioned documentation by representatives from Lilly or applicable regulatory authorities.

          (b) Archiving.  Summit shall archive all data and evidence of its
              ---------
     conformance to each of the above systems requirements for fifteen (15) years after completion or termination of the Pilot Project.

     6.   ADDITIONAL RESPONSIBILITIES OF LILLY

     6.1  Creation of Advisory Team.  Lilly shall coordinate an Advisory Team
          -------------------------
for the Pilot Project and shall determine the size, and the appointment of individuals to, the Advisory Team, with input from Summit. Unless the parties agree otherwise, Lilly shall cause the Advisory Team to meet as needed during the term of this Agreement to provide input into the development and composition of ROD, and to evaluate the performance of the ROD. The costs associated with the formation and meetings of the Advisory Team, including, but not limited to honorariums, travel expenses and the like, shall be borne by Lilly.

     7.   RESPONSIBILITIES OF PARTICIPANTS

     7.1  Site Preparation and Maintenance.  Participants shall be responsible
          --------------------------------
for preparing and maintaining their locations for installation of the Summit Software, including dedicated phone lines, communication links and third party software. Participants shall also be required to do minimal, routine systems maintenance on those systems on which the Summit Software is installed.

     7.2  Data Entry.  Participants shall be responsible for entering, and
          ----------
verifying the accuracy of, their Participant's Data entered into ROD via the Web Site. Intra and/or inter field validation will be incorporated into the Summit Software by Summit to facilitate this process.

     7.3  Feedback.  Participants involved in the Pilot Project shall be
          --------
required to participate in user group meetings and to provide ongoing feedback to Summit regarding ROD and the ART Registry, its functionality, implementation and training.

     7.4  Required Consents.  Summit shall include in the Participation
          -----------------
Agreement a contractual requirement that Participants (i) obtain all consents required by law from its patients to enable the data related to such patients to be included in and used in ROD and the ART Registry, and (ii) indemnify and hold harmless Summit and Lilly from any failure by Participants to do so.

     8.   CONFIDENTIALITY

     8.1  Non-Disclosure of Data.  Except as otherwise provided in Section 4,
          ----------------------
Summit will hold and maintain as confidential and shall not disclose to third parties the actual data contained in ROD or the Reports, and will protect such data from use for any purpose other than the design, development, implementation and maintenance of ROD and the Reports as contemplated hereunder or as expressly permitted in this Agreement. ROD will be maintained in an access-controlled computer system, with access limited to employees or agents of Summit who are directly involved in the management and/or analysis of the data contained therein.

     8.2  Non-Disclosure of Summit Software.  Lilly shall not, during the term
          ---------------------------------
of this Agreement or after termination hereof for any reason, disclose or directly or indirectly make available to any third party the Summit Software, without Summit's express prior written approval, and shall not use such Summit Software except as expressly contemplated hereunder. Lilly shall maintain in confidence the

Summit Software by using at least the same physical and other security measures as are used for its own confidential proprietary information and documentation.

     8.3  Non-Use and Non-Disclosure of Proprietary Information.  In addition to
          -----------------------------------------------------
the parties' respective obligations under Sections 8.1 and 8.2, all Proprietary Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Proprietary Information of the other party during the term of this Agreement only as permitted or required for the receiving party's performance hereunder. The receiving party shall not disclose or provide any Proprietary Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements. All software, algorithms, interfaces, protocols and other information related to the collection of data via the Internet, and the development, design, and implementation of databases or registries (such as the ART Registry), or the like, shall be Proprietary Information of Summit; provided, however, that Lilly shall have the right to use
                       --------  -------
such Proprietary Information for Lilly or its affiliates' research purposes.

     8.4  Exclusions.  The following shall not be considered Proprietary
          ----------
Information for purposes of this Agreement:

          (a) Information which is or becomes in the public domain through no fault or act of the receiving party;

          (b) Information which was independently developed by the receiving party without the use of or reliance on the disclosing party's Proprietary Information;

          (c) Information which was provided to receiving party by a third party under no duty of confidentiality to the disclosing party; or

          (d) Information which is required to be disclosed by law, provided,
                                                                    --------
     however, prompt prior notice thereof shall be given to the party whose
     -------
     Proprietary Information is involved.

     8.5  Survival.  Except as otherwise indicated, the provisions of this
          --------
Section 8 shall survive any termination of this Agreement.

     9.   INVENTIONS

     If as a result of the Pilot Project, Summit conceives or actually reduces to practice any new invention or use involving ReoPro, Summit will promptly notify Lilly, and such new invention or use shall be the sole property of and shall be assigned to Lilly. Notwithstanding the foregoing, Lilly shall not own any rights, and hereby assigns to Summit all rights (including copyrights) it may have, in any computer software, algorithms, interfaces, protocols, information related to development of databases, registries (i.e. the ART Registry) or the collection of data via the Internet, or the like, developed in connection with the Pilot Project whether by Summit alone or in conjunction with Lilly or any other party, and all such inventions and information shall be owned by Summit; provided, however, that Lilly shall have a right to use such inventions or
--------  -------
information for Lilly or its affiliates' research purposes.

     10.  INDEMNIFICATION

     Summit shall indemnity, defend and hold harmless Lilly from and against loss, damage, cost and expense of claims and suits (including reasonable attorneys fees) resulting from the provision, use or application of information to or from ROD or the ART Registry by Participants and/or Summit. Summit's obligations of indemnification shall not extend to any loss, damage or expense arising from the misconduct by Lilly. Lilly shall indemnify, defend and hold Summit harmless from and against any and all Claims resulting from or arising out of the use or inclusion of data, or the release of such data from ROD or the ART Registry by Lilly, provided that such Claim results from or arises solely from Lilly's willful misconduct.

     11.  WARRANTIES AND LIMITATION OF LIABILITY

     11.1 Warranties.
          ----------

          (a) Use and Development.  Summit will warrant the Summit Software to
              -------------------
     Participants in accordance with Summit's then standard end user warranties. Summit also warrants to Lilly that the Summit Software and ROD shall be developed and implemented in accordance with prevailing professional standards and using current state-of-the-art technology and security systems.

          (b) Rights.  Summit represents and warrants that it has the right to
              ------
     grant Participants a license to use the Summit Software as set forth in this Agreement without violating the rights of any third party, and there is no actual or, to the best of its knowledge, threatened suit by any such third party based on alleged violation of such rights by Summit. To the extent Summit incorporates third party software into the Summit Software, Summit shall have obtained the rights from those third parties to vest in or grant to Participants the various license rights necessary under this Agreement.

          (c) Media.  Summit represents and warrants that any media upon which
              -----
     the Summit Software is delivered to Participants shall be free from all defects) provided that the sole remedy for any defective media shall be that it is promptly replaced by Summit at no expense to Lilly or Participants.

          (d) Content of the Summit Software.  Summit represents and warrants to
              ------------------------------
     Lilly that all delivered components of the Summit Software will be the latest available releases, and that future releases and engineering changes to the Summit Software or its components will not degrade performance or remove functionality. Summit represents and warrants that the Summit Software as delivered to Participants neither contains nor shall contain any "Disabling Code," "Unauthorized Code," or "Marketing Code." As used in this paragraph the term "Disabling Code" means any code, routine, or procedure that has the effect of terminating or disabling execution of the Summit Software. As used in this paragraph, the term "Unauthorized Code" means any virus, Trojan horse, worm, or other code, routine, or procedure that (i) permits unauthorized access to data, software, or systems; or (ii) disables, erases, or otherwise damages software, hardware, or data. As used in this paragraph, "Marketing Code" means any code, routine, or procedure not expressly authorized by Lilly that has the effect of promoting or advertising any goods or services of Summit or other third parties; provided however, that Internet hyperlinks shall not be deemed MC.
              ----------------

     11.2 Disclaimer of Warranties.  EXCEPT AS PROVIDED IN SECTION 11.1, SUMMIT
          ------------------------
MAKES NO WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO THE SUMMIT SOFTWARE OR THE ART REGISTRY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUMMIT DOES NOT WARRANT THAT OPERATION OF THE SUMMIT SOFTWARE OR THE ART REGISTRY WILL BE UNINTERRUPTED OR ERROR- FREE.

     11.3 Limitation on Liability.  IN NO EVENT SHALL SUMMIT OR LILLY BE LIABLE
          -----------------------
FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     11.4 Survival.  The provisions of this Section 11 will survive any
          --------
termination of this Agreement.

     12.  TERMINATION

     12.1 Method of Termination.  Lilly may terminate this Agreement at any time
          ---------------------
upon (****) written notice to Summit. Summit may terminate this Agreement in the event Lilly:

          (a) files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business involuntarily, effective immediately upon written notice to the bankruptcy party; or

          (b) is in material breach of this Agreement and has failed to cure such breach within thirty (30) days of receipt of written notice thereof from Summit.

     12.2 Effect of Termination.  In the event of termination or expiration of
          ---------------------
this Agreement for reasons other than breach by Summit, (****). Additionally, within thirty (30) days of the effective date of termination, Summit shall deliver to Lilly a complete copy of the ReoPro-specific data in ROD in an ASCII comma delimited data file format suitable for processing under commercially reasonable standards with other (non-Summit) commercially available database software with relevant open standards for database creation (so that the data is susceptible of query) plus a human-readable copy of the same.

     12.3 Survival.  The parties' respective rights and obligations under
          --------
Sections 4 [Use of Data and Ownership], 8 [Confidentiality], 11 [Summit's Warranties], 13 [Dispute Resolution] and 14 [Miscellaneous] shall survive termination or expiration of this Agreement.

     13.  DISPUTE RESOLUTION

     13.1 Dispute Resolution.  Summit and Lilly shall each use its best efforts
          ------------------
to resolve any dispute between them promptly and amicably and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one party to the other party of the existence of such dispute. No further action may be taken under this Section 13 unless and until authorized representatives of Summit and Lilly have met in good faith to discuss and settle such dispute. The foregoing requirement in this Section 13.1 shall be without prejudice to either party's rights, if applicable, to terminate this Agreement under Section 12 above.

**** Confidential Treatment Requested

     13.2 Litigation Rights Reserved.  If any dispute arises with regard to the
          --------------------------

unauthorized use, disclosure or infringement of Proprietary Information by the either party, the other party may seek any available remedy at law or in equity from a court of competent jurisdiction.

     14.  MISCELLANEOUS

     14.1 Notices.  All notice and demands of any kind or nature which either
          -------
party to this Agreement may be required or may desire to serve upon the other in connection with this Agreement will be in writing and may be served personally, by registered or United States mail, or by overnight courier (e.g., Federal Express or DHL) to the following addresses:

     If to Summit:                  Kevin R. Green
                                    President and Chief Executive Officer
                                    Summit Medical Systems, Inc.
                                    10900 Red Circle Drive, Suite 100,
                                    Minnetonka, Minnesota 55434-1906

     with a copy to:                Nelson Dong, Esq.
                                    Dorsey & Whitney
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402

     If to Lilly:                   Eli Lilly and Company
                                    Lilly Corporate Center
                                    Indianapolis, Indiana 46285
                                    Attention:  Lee Bowman
                                                Neal Fowler

     Service of such notice or demand so made will be deemed complete on the day of the actual delivery. Any party hereto may, from time to time, by notice in writing served upon the other party as aforesaid, designate a different mailing address or a different person to which all further notices or demands will thereafter be addressed.

     14.2 Headings.  The headings of the various Sections hereof are intended
          --------
solely for the convenience of reference and are not intended for any purpose whatsoever to explain, modify, or place any construction upon any of the provisions of this Agreement.

     14.3 Assignment.  This Agreement may not be assigned by either party
          ----------
without the express written approval of the other party; provided, however, that
                                                         --------  -------
Summit may assign its rights or obligations hereunder without such consent to any affiliated company or in the event of a merger, acquisition or sale of substantially all of its assets.

     14.4 Relationship of Parties.  The relationship of the parties to this
          -----------------------
Agreement is that of independent contractors and not that of a master and servant, principal and agent, employer and employee, or partners or joint venturers.

     14.5 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each which will be deemed an original and all of which taken together will constitute one and the same instrument.

     14.6 Waiver.  A waiver, by either party to this Agreement, of any of its
          ------
items or conditions in any one instance will not be deemed or construed to be a general waiver of such term or condition or a waiver of any subsequent breach.

     14.7 Severability.  All provisions of this Agreement are severable.  If any
          ------------
provision or portion hereof is determined to be unenforceable by a court of competent jurisdiction, then the rest of the Agreement will remain in full effect, provided that its general purposes remain reasonably capable of being effected.

     14.8 Entire Agreement, Amendments.  This Agreement constitutes the entire
          ----------------------------
agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussions, or agreements heretofore between the parties. No modification or amendment of this Agreement shall be effective unless in writing duly executed by both parties and indicating on its face that it is intended to be an amendment to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the Effective Date.

ELI LILLY AND COMPANY               SUMMIT MEDICAL SYSTEMS, INC.



By: /s/Alan S. Clark                  By:/s/Dave Teckman
    ----------------                     ---------------
       Alan S. Clark,                       Dave Teckman,
       President                            Vice President
       U.S. Operations                      Sales and Marketing

                                                                       EXHIBIT A


DEVELOPMENT SCHEDULE
FOR THE PILOT PROJECT


Target Date         Benchmark
-----------         ---------
(****)              Establish the Advisory Team (Lilly, with input from Summit)

(****)              Design the ReoPro Outcomes Database and Web Site

(****)              Design the Adverse Event Reporting Mechanism into the Registry

(****)              Implement the ART Registry at the locations of the 10
                    Participants in the Pilot Project

(****) Complete the training program for the Participants in the Pilot Project and appropriate Lilly representatives

(****)              Aggregate the Participant's Data into the Registry

(****)              Provide Reports on a monthly basis

(****) Identify additional reports desired upon completion of the Pilot Project

**** Confidential Treatment Requested

                                                                       EXHIBIT B
                                                                       ---------

                            REOPRO OUTCOME DATABASE
                            PARTICIPATION AGREEMENT
                            -----------------------

DATABASE:

     THIS AGREEMENT is effective as of the ____day of _________________, 199__ by and between SUMMIT MEDICAL SYSTEMS, INC., a Minnesota corporation with its principal place of business at 10900 Red Circle Drive, Minnetonka, MN 55343-9106 ("Summit") and ______________ ("Participant") an individual cardiologist or group of cardiologists whose members are identified in Schedule A of the Summit License Agreement between Summit and Participant, dated ____________ ("License Agreement") and whose business address is at: __________________________________

IT IS AGREED:

     1.   Participation.
          -------------

     1.1 Participant hereby agrees to participate in the ReoPro Outcomes Database ("ROD") sponsored by Eli Lilly and Company ("Lilly") in accordance with this Agreement. Unless otherwise provided in the License Agreement, Participant will provide Summit with the Patient Information required for the ROD via the Summit Web Site on a monthly basis. Participant will use reasonable efforts to ensure that data is entered into ROD within 30 days of a patients' procedure or visit PARTICIPANT WARRANTS THAT ALL PATENT INFORMATION SHALL BE ACCURATE AND COMPLETE, AND THAT PARTICIPANT HAS RECEIVED ALL PERMISSIONS OR LICENSES REQUIRED IN ORDER FOR SUMMIT TO USE SUCH PATIENT INFORMATION AS PROVIDED IN THIS AGREEMENT AND TO SUPPLY AGGREGATE DATABASE REPORTS FROM ROD TO LILLY AND/OR THIRD PARTIES. PARTICIPANT FURTHER WARRANTS THAT DATA PERTAINING TO ADVERSE EVENTS WILL BE PROVIDED AS OUTLINED IN SECTION 2 OF THIS AGREEMENT. Any Data Collection Forms provided in conjunction with ROD shall be used by Participant only for collecting the Patient Information.

     1.2. Summit will collect Participant's Patient Information on-line through the Summit Web Site, using Summit Software. Summit will use commercially reasonable efforts to ensure the confidentiality of the Participant's Patient Information collected through the Web Site, and ensure that such individual data are held at the C2 security level required for all government systems, by use of digital signatures, and encryption software as commercially reasonable under burdens imposed by applicable governmental export licensing restrictions.

     1.3 Summit will review the Patient Information received from Participant for completeness by performing key field data analyses. If Summit reasonably concludes that the Patient Information is incomplete, then Summit shall request additional data, and Participant shall provide the data to Summit within fifteen
(15) days. If Participant does not supply complete Patient Information for any three consecutive calendar months, then Summit may withhold any and all reports to which Participant is otherwise entitled pursuant to this Paragraph 4, and may terminate this Agreement as provided in Paragraph 5. Upon Summit's receipt of complete Patient Information, it shall merge that information into ROD, as applicable.

     1.4 Summit will provide the Participant with standard reports from ROD on a monthly basis. The Participant agrees to use these reports and the aggregate data from ROD only for Participant's internal purposes, unless Participant receives Summit's prior written consent to otherwise use such data. Special reports including multi-variable regression analysis not included in the standard report package may be purchased by the Participant.

     1.5 Participant understands and agrees that Participant's data in aggregate are being collected as part of larger databases which shall be owned by Summit and/or Lilly and used by any or all of the following: Summit, Lilly, third parties or other Participants for the study of cardiology and/or cardiac surgery.

     2.   Adverse Event Reporting.  ROD and the collection of data for ROD is a
          -----------------------
prospective data collection project. Treatment and care of patients are within the sole control and discretion of the investigator/physician. Accordingly when addressing safety concerns, if any, that arise during the collection of data for ROD, Participants and other physicians should use whatever methods of care are usual and customary in their practices. The collection of data for ROD is not intended to in any way affect or interfere with the Participant's/physician's standard treatment or care of patients.

     Because this project involves a marketed drug, only serious and unexpected adverse events possibly associated with the use of ReoPro should be reported via the Web Site to Lilly.

     A serious adverse event would include an event that:

          . Results in death
          . Results in initial or prolonged inpatient hospitalization . Is life-threatening
          . Results in severe or permanent disability
          . Results in cancer
          . Results in a congenital anomaly
          . Results in a drug overdose
          . Is significant for any other reason

     An unexpected event would include those events which are not listed in the product labeling or package insert. Notwithstanding the foregoing, adverse reporting using ROD or the Summit Web Site will not, and is not intended to, be a substitute for any reporting of Adverse Events to governmental agencies by the Participants (or Lilly) and Summit shall not assume any such responsibility on behalf of Lilly or any third party by including the reporting system in ROD.

     3.   Confidentiality.  Summit will hold and maintain as confidential and
          ---------------
shall not disclose to third parties the individual Patient Information contained in ROD or the Reports, and will protect such data from use for any purpose other than the design, development, implementation and maintenance of ROD and larger databases and the reports thereon or as expressly permitted in this Agreement. Patient and physician identifying information ("Identifiers") within the Patient Information will not be incorporated into the Databases. ROD will be maintained in an access-controlled computer system, with access limited to employees or agents of Summit who are directly involved in the management and/or analysis of the data contained therein.

     Participant shall hold and maintain as confidential, and not use or disclose except as expressly permitted hereunder, any of the following: the software, algorithms, interfaces, protocols, user documentation, data collection forms and other information related to the collection of data via ROD and the Internet. All software, algorithms, interfaces, protocols and other information related to the collection of data via the Internet, and the development, design; and implementation of ROD or the like, shall be proprietary information of Summit.

     This provision shall not apply to information which (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to such access to or the disclosure of same and had not been obtained by such other party either directly or indirectly from the party hereto granting such access or making such disclosure; (iii) is lawfully disclosed to the other party by a third party having a legal right to so disclose without restriction on such disclosure. Except as otherwise indicated, the provisions of this Paragraph 3 shall survive any termination of this Agreement.

     4.   Data and Copyright Ownership.
          ----------------------------

     Participant shall be deemed the owner with respect to all individual Patient Information provided to Summit by Participant hereunder prior to its inclusion in ROD or other larger databases. Pursuant to Section 1.5, Participant hereby grants permission for Participant's Patient Information (with the exception of patient and physician identifying information) to be incorporated into ROD and larger databases and all reports based thereon. The Participant shall have no rights whatsoever with respect to ROD and the larger databases or to the software, documentation, and other materials created or supplied pursuant to this Agreement, including all associated source code and Web Site designs.

     5.   Access to Records.  For audit and documentation purposes, Summit may
          -----------------
provide access to source data sets and programs used to produce reports in order to demonstrate how any report was produced and the source of the information contained in that report; unless such information is proprietary information of a third party (e.g. a proprietary algorithm.) Summit may provide access to data pertaining to adverse events to the Federal Food and Drug Administration upon their request or upon the request of Lilly. Digital signatures and encryption will be maintained throughout any review.

     6.   Limitation of Liability.  Participant acknowledges that Lilly is a
          -----------------------
only a sponsor of ROD and is not responsible for the operation or management of ROD, and hereby waives, and covenants not to sue Lilly for, any and all possible claims that it might have against Lilly arising out of, or resulting from, any aspect of this Agreement. Moreover, in no event shall Summit be liable for any indirect, incidental, special or consequential damages under this Agreement, whether in an action in contract or tort or based on a warranty, whether or not Summit or any other person has been advised of the possibility of such damages. Summit's liability for damages under this agreement shall in no event exceed the amount of the fee paid by Participant under this Agreement, and if such damages result from Participant's use of the Web Site or other Summit products, such liability shall be limited to the fee paid during such year. Some states and jurisdictions outside of the United States do not allow the limitation or exclusion of implied warranties, or liability for incidental or consequential damages, so the above limitation or exclusion may not apply. The provisions of this paragraph 3 shall survive any termination of this agreement.

     7.   Notices.  All notices and demands of any kind in connection with this
          -------
Agreement shall be in writing to the addresses appearing at the preamble to this Agreement, and, in the case of Summit directed to the attention of its Contracting Officer. Service of such notice or demand shall be deemed complete on the day of actual delivery. A party may designate a different mailing address or a different person to which all further notice or demands shall thereafter be addressed with written notice to the other party.

     8.   Price.  Pricing, terms and conditions are outlined in the License
          -----
Agreement; provided, however, that there will be no charge to Participant throughout the term of the Pilot Study except for any Special Reports requested by the Participant.

     9.   Term and Termination.  This Agreement is effective during the time
          --------------------
period listed in the License Agreement.

     10.  Assignment.  This Agreement may not be assigned by Participant without
          ----------
the express written consent of Summit. Any attempted assignment without such consent shall be void. Any permitted assignment or transfer of this

Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs.

     11.  Relationships of Parties.  The relationships of the parties to this
          ------------------------
Agreement are those of independent contractors and not those of master and servant, principal and agent, employer and employee, or partners or joint ventures.

     12.  Waiver.  A waiver by either party of any of the terms or conditions of
          ------
this Agreement in any one instance shall not be deemed or construed to be a general waiver of such term or condition or a waiver of any subsequent breach.

     13.  Governing Law.  This Agreement shall be construed and enforced in
          -------------
accordance with federal law and the laws of the State of Minnesota (excluding its choice of law rules and the U.N. Convention on the International Sale of Goods).

     14.  Severability.  If any provision or portion hereof is determined to be
          ------------
unenforceable by a court or competent jurisdiction, then the rest of the Agreement shall remain in full effect, provided that its general purposes remain reasonably capable of being effected.

     15.  Authority.  If participant is a group of cardiologists, then the
          ---------
individual executing this Agreement on behalf of Participant below presents and warrants that he or she has been expressly authorized to bind each member of the group identified in Schedule A attached hereto to the terms and conditions of this Agreement, and that he or she shall be so authorized with respect to each new member of Participant to whom any benefits of this Agreement are provided in the future.

     16.  Survival.  The provisions of Paragraphs 1.5, 3, 4, 5 and 6 shall
          --------
survive this Agreement.

     17.  Entire Agreement.  This Agreement (a) constitutes the entire Agreement
          ----------------
between the parties hereto with respect to the subject matter hereof, (b) supersedes and replaces all prior Agreements, oral or written, between the parties relating to the subject matter hereof, and (c) except as otherwise indicated herein, may not be modified, amended or otherwise changed in any manner except by a written instrument executed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date and year first above written.

SUMMIT MEDICAL SYSTEMS, INC.        PARTICIPANT

By                                  By

Title                               Title

Date                                Date

                                                                       EXHIBIT C


SPONSORSHIP FEE
PAYMENT SCHEDULE


Lilly shall pay to Summit a Fee for the Pilot Study of $400,000 payable as
                                                       --------
follows:

(****) Upon the Effective Date of the Definitive Agreement To begin Software, Database and Web-Site Design

(****)          Upon completion of Software, Database and Web-Site Design

(****)          Upon implementation of ROD in 10 Pilot Sites

(****) Upon aggregation of Participants' Data and initial report generation to Lilly and Participants

**** Confidential Treatment Requested